                                                                                               EXHIBIT 11
                                                                                               ----------

                                 Falcon Products, Inc. and Subsidiaries

                                   COMPUTATION OF EARNINGS PER SHARE

              For the years ended November 2, 1996, October 28, 1995, and October 29, 1994

Primary Earnings Per Share:
---------------------------                              1996<F1>          1995<F1>          1994<F1>
                                                        ----------        ----------        ----------
      Average number of common
         shares outstanding                              9,591,065         9,497,104         9,368,212
      Assumed exercise of options
         (treasury stock method)                           201,889           247,408           220,926
                                                        ----------        ----------        ----------
      Shares for primary
         computation                                     9,792,954         9,744,512         9,589,138
                                                        ==========        ==========        ==========

      Net earnings                                      $8,432,974        $7,456,679        $6,176,158
                                                        ==========        ==========        ==========

         Primary earnings per share                           $.86              $.77              $.64
                                                              ====              ====              ====


Fully Diluted Earnings Per Share:
---------------------------------
      Average number of common
         shares outstanding                              9,657,202         9,497,104         9,368,212
      Assumed exercise of options
         (treasury stock method)                           201,889           301,615           233,025
                                                        ----------        ----------        ----------
      Shares for fully diluted
         computation                                     9,859,091         9,798,719         9,601,237
                                                        ==========        ==========        ==========

      Net earnings                                      $8,432,974        $7,456,679        $6,176,158
                                                        ==========        ==========        ==========

         Fully diluted earnings per share                     $.86              $.76              $.64
                                                              ====              ====              ====



<F1> Per share data reflects adjustments related to December 1995, 10% stock dividend.

                                    20